UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 7, 2014, EnerJex Resources, Inc. (the "Company"), through its wholly-owned subsidiaries EnerJex Kansas, Inc. and Working Interest, LLC ("WILLC"), entered into a Swap Agreement (the "Agreement"), effective as of May 1, 2014, pursuant to which (i) WILLC agreed to assign to Coal Creek Energy, LLC ("Coal Creek") all of its working interests in certain oil leases comprising approximately 373 net acres in the Company's Cherokee Project, and (ii) Coal Creek agreed to assign to WILLC all of its working interests in certain oil leases comprising approximately 791 net acres in the Company's Cherokee Project. As a result of this transaction, EnerJex significantly consolidated its working interests and increased its net acreage in this project by approximately 5%. The net production associated with the producing leases that we assigned and received was comparable and less than 5 barrels of oil per day in each instance.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.1	Swap Agreement dated May 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.,

Date: May 13, 2014	By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr. Chief Executive Officer and
President